UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2026
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Asana, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39495	26-3912448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Folsom Street,	Suite 100
San Francisco,	CA	94107
(Address of Principal Executive Offices)		(Zip Code)
(415) 525-3888
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	ASAN	New York Stock Exchange
Long-Term Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Sonalee Parekh as Chief Financial Officer
On February 26, 2026, Ms. Sonalee Parekh tendered to the Board of Directors (the “Board”) of Asana, Inc. (the “Company”) her resignation as Chief Financial Officer of the Company, effective as of March 23, 2026 (the “Separation Date”). Ms. Parekh is expected to remain in her role as Chief Financial Officer through the Separation Date. There were no disagreements between Ms. Sonalee Parekh and the Company, and her departure is not related to the operations, policies, or practices of the Company or any issues regarding accounting policies or practices.
Appointment of Aziz Megji as Chief Financial Officer
The Board has appointed Mr. Aziz Megji, the Company’s current Head of Financial Planning & Analysis as Chief Financial Officer of the Company, effective as of March 24, 2026. Mr. Megji entered into a new employment offer letter with the Company (the “Offer Letter”) on February 27, 2026, which supersedes his prior offer letter as of the effective date of his appointment.
Mr. Megji, 44, has served as Head of Financial Planning & Analysis at Asana since December 2024, leading the company’s annual planning, budgeting, forecasting, and performance management processes, as well as overseeing the strategic finance, treasury, investor relations, corporate development, deal desk, and sales compensation functions. He partners closely with Asana’s CEO and Board on long-range planning, capital allocation, go-to-market strategy, and driving key growth initiatives. Prior to joining Asana, Mr. Megji served as Senior Vice President at RingCentral, Inc., a cloud-based communications SaaS company, from November 2022 to December 2024. Previously, Mr. Megji served as Senior Director of Corporate Development at Nvidia Corporation, a semiconductor company, from July 2020 to November 2022 and as Vice President of Corporate Development at Hewlett Packard Enterprise Company from December 2014 to July 2020. Mr. Megji holds a Bachelor of Science in Business Administration from Bucknell University.
Pursuant to the Offer Letter, Mr. Megji will receive an annual base salary of $600,000 and will be eligible to earn an initial annual target bonus of equal to 35% of his annual base salary. The actual annual bonus, if any, will be based on achievement of performance targets.
Subject to approval by the Compensation Committee of the Board, Mr. Megji will also receive an equity grant of restricted stock units with a total target grant date value of $4,200,000 (the “RSUs”) and an equity grant of performance-based restricted stock units with a total target grant date value of $1,800,000 (the “PSUs”). The number of RSUs and PSUs to be granted will be calculated based on the average closing price of our common stock on each trading day for the thirty days prior to the Effective Date and will be subject to the terms of the Company’s 2020 Equity Incentive Plan and the applicable award agreements that Mr. Megji will be required to sign as a condition of the grants.
The vesting commencement date of the RSUs will be on or around March 20, 2026. Subject to Mr. Megji’s continuous service with the Company through the vesting dates, once granted the RSUs will vest 1/12th every quarter over a three-year period.
The vesting commencement date of the PSUs will be the first day of the Company’s fiscal year ending January 31, 2027. The PSUs will be earned based on the achievement of performance goals over three one-year performance periods, subject to Mr. Megji’s continuous service through the applicable vesting dates. The specific PSU Grant date and the PSU performance goals, measurement criteria, and vesting terms applicable to the PSU Grant will be determined by the Board at a later date. Mr. Megji will be eligible to participate in the Company’s Executive Severance Plan.
The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in the Offer Letter, and is subject to and qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
There are no arrangements or understandings between Mr. Megji and any other persons pursuant to which he was appointed as Chief Financial Officer of the Company. There are no family relationships between Mr. Megji and any other director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.
The press release announcing Mr. Megji’s appointment as CFO is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter between Aziz Megji and the Registrant, dated February 27, 2026.
99.1	Press Release, dated March 2, 2026, announcing the described CFO transition.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASANA, INC.

Dated: March 2, 2026	By:
Katie Colendich
General Counsel and Corporate Secretary